Exhibit 99.3

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

LARRY KELLER, Derivatively on Behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, RUDOLPH NISI,

Defendants,

and,

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:17-cv-01777-KM-JBC

Additional Caption On Next Page

REED JOHNSON and JAMES KEAHEY, derivatively on behalf of SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.),

Plaintiff,

vs.

MARK W. SCHWARTZ, RYAN M. DUNLAP, CHRISTOPHER S. LENTO, REMY BERNARDA, WILLIAM L. ASHTON, RICHARD CHIN, IRVING M. EINHORN, STEPHEN GALLIKER, MARY ANN GRAY, SANFORD J. HILLSBERG, STEVEN A. KRIEGSMAN, and RUDOLPH NISI,

Defendants,

and

SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, Inc.),

Nominal Defendant.

Case No.: 2:18-cv-00903-KM-JBC
NOTICE OF SHAREHOLDER DERIVATIVE ACTION, PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO: ALL PERSONS WHO OWNED SELLAS LIFE SCIENCES GROUP, INC. (f/k/a GALENA BIOPHARMA, INC.) (“Sellas”), COMMON STOCK AS OF JUNE 15, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF SELLAS (THE “DERIVATIVE ACTION”).

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, SHAREHOLDERS OF SELLAS AND SELLAS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

On June 15, 2021, SELLAS Life Sciences Group, Inc. (f/k/a Galena Biopharma, Inc.) (“Sellas”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the above-captioned shareholder derivative actions1 (the “Derivative Action”) filed in the U.S. District Court for the District of New Jersey, against certain current and former directors and officers of Sellas, and against Sellas as a nominal defendant. The Stipulation executed by counsel for the Settling Parties on June 15, 2021 and the settlement contemplated therein (the “Settlement”), including dismissal of all claims with prejudice in the Derivative Action, is subject to approval by the U.S. District Court for the District of New Jersey (the “Court”). The proposed Settlement requires Sellas to adopt certain policies for the commercialization of drugs, as outlined in Exhibit A to the Stipulation, and provides for a Fee and Expense Award to Plaintiffs’ Counsel in the amount of $270,000, all subject to Court approval.

This notice is a summary of the Settlement only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this notice, please see the full Stipulation by visiting Sellas’s website at https://www.sellaslifesciences.com/, or contact Plaintiffs’ Counsel at the addresses listed below. All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

The Derivative Action asserts claims based on the promotion and marketing of Abstral, a fentanyl-based pain medication sold by Sellas’ predecessor entity, Galena Biopharma, Inc. (“Galena”), from October 2013 until November 2015. In May 2015, a pain management clinic and affiliated pharmacy operated by two high-prescribing physicians of Abstral (Drs. Ruan and Couch) were shut down and the physicians arrested and ultimately found guilty, in February 2017, of a number of federal offenses, primarily relating to their over-prescribing of fentanyl-based medications. On September 8, 2017, following the receipt of a subpoena from the U.S. Attorney’s Office for the District of New Jersey requesting documents relating to the marketing and promotion of Abstral, Galena entered into a settlement with the United States Department of Justice, pursuant to which it agreed to a payment of $7.55 million to “resolve allegations under the civil False Claims Act.” In February 2017, shortly after Drs. Ruan and Couch’s trial, Galena and certain of its officers and directors were named as defendants in a putative class action alleging violations of the federal securities laws, filed in the United States District Court for the District of New Jersey and captioned In re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 2:17-cv-00929 (the “Securities Action”).

1 A derivative claim is a claim brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.

The Derivative Action alleges claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934, on behalf of Sellas in connection with the aforementioned issues, and against the individual Defendants. Specifically, the Derivative Action alleges that the individual Defendants failed to disclose that (i) (1) Galena allegedly violated various federal statutes in relation to its sale of Abstral; (2) Galena’s sales figures for Abstral were allegedly drawn from unsustainable sales and marketing practices and thus not indicative of future performance; and (3) as a result of the foregoing, Galena was allegedly exposed to criminal and civil liability. The Derivative Action also asserts claims relating to the alleged miscounting of shareholder votes relating to certain internal corporate issues addressed at Galena shareholder meetings in 2016 and 2017.

Sellas and the Defendants do not believe that these allegations have any merit and have filed motions to dismiss the Derivative Action. While the motions to dismiss were pending, the Settling Parties engaged in preliminary settlement negotiations. Eventually, the Settling Parties were able to reach agreement on the substantive terms of the settlement of the Derivative Action. Subsequently, the Settling Parties commenced negotiations as to a proposed Fee and Expense Award to Plaintiffs’ Counsel and thereafter reached an agreement on this issue, as well. The Settling Parties then memorialized their agreement as to the terms of the proposed settlement in a Settlement Term Sheet on March 2, 2021. The Stipulation with its accompanying exhibits was then prepared by the Settling Parties and executed by them on June 15, 2021.

The Final Hearing and Your Right to Object to the Settlement

On September 10, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein and providing for notice of the Settlement (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Court will hold a hearing (“Final Hearing”), on November 19, 2021 at 3:00 p.m. via Zoom before the Honorable Kevin McNulty of the United States District Court for the District of New Jersey, United States Courthouse, Martin Luther King Building & U.S. Courthouse 50 Walnut Street Newark, NJ 07101, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of Sellas and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Derivative Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and for the reimbursement of expenses as requested in the Fee and Expense Award; (v) consider the payment to Plaintiff James Keahey, Daniel Grunfeld and James Jacobs of Service Awards in an amount not to exceed $2,500 each, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Stipulation and the Settlement also resolve all claims asserted in another derivative action arising from the same facts, Jacobs v. Schwartz, et al., Case No. CIVMSC17-01222, (Calif. Sup. Ct., Contra Costa).

The Court may, in its discretion, change the date and/or time of the Final Hearing without further notice to you. The Court also has reserved the right to hold the Final Hearing telephonically or via video without further notice to you. If you intend to attend the Final Hearing, please consult the Court’s calendar and/or Sellas’s website at https://www.sellaslifesciences.com/ for any change in date, time or format of the Final Hearing.

Any Sellas Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the attached Stipulation, or to the proposed Fee and Expense Award and Service Awards, may file an objection. An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement and/or proposed Fee and Expense Award and Service Awards; (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Sellas common stock the objector owned as of June 15 2021, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Sellas shares.

The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court, District of New Jersey, United States Courthouse, Martin Luther King Building & U.S. Courthouse 50 Walnut Street Newark, NJ 07101, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons:

Counsel for Plaintiffs:

Timothy Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Thomas J. McKenna

GAINEY McKENNA & EGLESTON

501 Fifth Avenue, 19th Floor

New York, New York 10017

Counsel for Defendants:

Shahzeb Lari

HUGHES HUBBARD & REED

One Battery Park Plaza

New York, NY 10004

David Resnicoff

RILEY SAFER HOLMES & CANCILA LLP

70 W. Madison Street, Suite 2900

Chicago, IL 60602

Richard M. Strassberg

Caroline H. Bullerjahn

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Final Hearing. Any Sellas Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in opposition to objections or in reply shall be filed with the Court no later than seven (7) days before the Final Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than twenty-one (21) days prior to the Final Hearing, file with the Court, and serve upon counsel listed above, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intent to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.

If you are a current holder of Sellas common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

PLEASE DO NOT CALL THE COURT